Exhibit 32.1
STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
With reference to the Annual Report of Incyte Corporation (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hervé Hoppenot, President and Chief Executive Officer of the Company, certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HERVÉ HOPPENOT

Hervé Hoppenot
President and Chief Executive Officer
February 13, 2024